Exhibit 5.1

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com

June 9, 2020

Vicor Corporation

25 Frontage Road

Andover, Massachusetts 01810

Ladies and Gentlemen:

We have acted as counsel for Vicor Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement and the Prospectus relate to (i) the sale by the Company from time to time of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) the resale from time to time by the selling stockholder named therein of shares of Common Stock, in each case, in the manner set forth in the Prospectus.

In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (b) the Restated Certificate of Incorporation of the Company, as amended to date; (c) the By-Laws of the Company, as amended to date; (d) resolutions of the Company’s Board of Directors relating to the filing of the Registration Statement and the sale or resale of the Common Stock covered by the Registration Statement; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) one or more supplements to the Prospectus and/or other offering material (each a “Prospectus Supplement”), if required, will have been prepared and filed with the Commission describing the offering; (iii) all shares of Common Stock will be issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; and (iv) a definitive purchase, underwriting or similar agreement, if any, will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

BOSTON BRUSSELS CENTURY CITY CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO	SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Vicor Corporation

June 9, 2020

Based on the foregoing, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2. All requisite action necessary to make any shares of Common Stock offered by the Company validly issued, fully paid and nonassessable will have been taken when:

a. The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the sale of the Common Stock; and

b. Such shares of Common Stock shall have been sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such sale, and the acts, proceedings and documents referred to above.

3. The shares of Common Stock covered by the Registration Statement that are being resold by the selling stockholder named therein are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming a part thereof. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Larnder LLP
FOLEY & LARDNER LLP